EXHIBIT 10.2

FORM OF

Restricted Stock Unit Award Agreement
(performance-based vesting)

Granted by

TERRITORIAL BANCORP INC.

under the

TERRITORIAL BANCORP INC.
2010 EQUITY INCENTIVE PLAN
(As Amended and Restated)

This restricted stock unit agreement ("Restricted Stock Unit Award Agreement" or "Award Agreement") is and shall be subject in every respect to the provisions of the Territorial Bancorp Inc. 2010 Equity Incentive Plan, as amended and restated (the "Plan"), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Award Agreement.  A copy of the Plan has been provided to the person granted a Restricted Stock Unit Award pursuant to the Plan.  The holder of this Restricted Stock Unit Award (the "Participant") hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Award Agreement, and agrees that all decisions under and interpretations of the Plan and this Award Agreement by the Committee appointed to administer the Plan ("Committee") or the Board of Directors of Territorial Bancorp Inc. (the "Company") shall be final, binding and conclusive upon the Participant and the Participant's heirs, legal representatives, successors and permitted assigns. Capitalized terms used in this Award Agreement but not defined in this Award Agreement shall have the same meaning as in the Plan.
For valuable consideration, the Company does hereby grant to the Participant a Restricted Stock Unit Award for the number of restricted stock units (the "Restricted Stock Units") as set forth below, effective on the Date of Grant set forth below. The Restricted Stock Unit Award granted under this Award Agreement is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code. The Restricted Stock Units granted under this agreement shall, subject to the attainment of certain performance goals set forth below (the "Performance Goals"), relating to the Performance Measures, vest and become payable in shares of common stock of the Company (the "Shares"), subject to earlier expiration or termination of the Restricted Stock Units, as provided in this Award Agreement.

Name of Participant: _____________________________________
Date of Grant: __________________________________________

Performance Period: _____________________________________

Target Number of Restricted Stock Units: The actual number of Shares that may become issuable pursuant to this Award Agreement shall be determined in accordance with Section 1 below.  For purposes of the percentage calculations set forth in the Performance Goal Requirements section, the target number of Restricted Stock Units is __________.
1. Vesting Schedule. The number of Restricted Stock Units granted under this Award Agreement that actually vest and that will be settled shall be determined as provided under Section 1.1 hereof on the basis of the level (i.e., Target, Threshold or Stretch) at which the Performance Goal specified on attached Schedule I is actually attained.

1.1 Performance Goal Requirements. The attached Schedule I specifies the Performance Goals required to be attained during the Performance Period in order for the Restricted Stock Units to become eligible to vest and the relative weight attached to each Performance Goal. Within one hundred and twenty (120) days after the completion of the Performance Period, the Committee shall determine and certify the actual level of attainment of the Performance Goal. On the basis of that certified level of attainment, the Target Number Restricted Stock Units will be multiplied by the applicable percentage determined in accordance with the percentile matrix set forth in Schedule I (the "Performance RSUs"). The number of Performance RSUs resulting from such calculation shall constitute the maximum number of Restricted Stock Units in which the Participant may vest under this Award Agreement. The Committee will determine in its sole discretion and certify in accordance with the requirements of Section 162(m) of the Code the extent, if any, to which the Performance Goal has been satisfied, and it will retain sole discretion to reduce the number of Performance RSUs that would otherwise be eligible to vest as a result of the performance as measured against the Performance Goal. The Committee may not increase the number of Performance RSUs that may be eligible to vest as a result of the Company's performance as measured against the Performance Goal.

2. Dividend Equivalent Rights. Pending distribution or forfeiture of the Restricted Stock Units, the Participant's bookkeeping account will be credited with Dividends Equivalent Rights with respect to all dividends declared on the shares underlying the Restricted Stock Units, regardless of whether the Restricted Stock Units are vested or unvested.

3. Form and Timing of Payment of Vested Units. Each Restricted Stock Unit Award represents the right to receive one Share of common stock on the date the Restricted Stock Unit Award vests. Subject to the other terms of this Award Agreement and the terms of the Plan, any Restricted Stock Units that vest will be paid to the Participant solely in whole Shares (and not in cash, as the Plan permits), on, or as soon as practicable after, the date the Restricted Stock Units vest in accordance with Section 1hereof (or, if sooner, Sections 4.2-4.6 hereof), but in any event, within the period ending on the later to occur of the date that is two and one-half months following the end of (i) the Participant's tax year that includes the date the Restricted Stock Units vest or (ii) the Company's tax year that includes the date the Restricted Stock Units vest.

4. Termination of Employment; Change of Control.
4.1 Termination of Employment.  Except as provided in Sections 4.2-46 below, the Restricted Stock Units subject to this Award Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon the Participant's Termination of Service for any reason, including without limitation, voluntary termination by the Participant.

4.2 Death. A portion of this Restricted Stock Unit Award shall vest immediately in the event of the Participant's Termination of Service by reason of the Participant's death.  The portion of the Restricted Stock Unit Award that vests upon death shall equal the Target Number of Performance RSUs multiplied by a fraction, where the numerator equals the number of months that have elapsed since the Date of Grant and the denominator equals 36.
4.3 Involuntary Termination of Employment. A portion of this Restricted Stock Unit Award shall continue to vest in the event of the Participant's Involuntary Termination of Employment, including for Good Reason.  The number of Restricted Stock Units that vest will be determined in accordance with Section 1.1 hereof, multiplied by a fraction, where the numerator equals the number of months that have elapsed since the Date of Grant and the denominator equals 36.
4.4 Disability. If the Participant's Service terminates by reason of the Participant's Disability, the Participant's unvested Restricted Stock Unit Award shall continue to vest.  The number of Restricted Stock Units that vest will be determined in accordance with Section 1.1 hereof, multiplied by a fraction, where the numerator equals the number of months that have elapsed since the Date of Grant and the denominator equals 36.
4.5 Retirement. If the Participant's Service terminates by reason of the Participant's Retirement, a pro rata portion of the Participant's unvested Restricted Stock Unit Awards shall continue to vest.  The number of Restricted Stock Units that vest will be determined in accordance with Section 1.1 hereof, multiplied by a fraction, where the numerator equals the number of months that have elapsed since the beginning of the performance period until the Retirement date and the denominator equals 36. For purposes of this Award, Retirement means retirement from employment as an Employee on or after attainment of age 65.
4.6 Change in Control. A portion of this Restricted Stock Unit Award shall vest immediately in the event of the Participant's Involuntary Termination of Employment following a Change in Control.  The portion of the Restricted Stock Unit Award that vests upon an Involuntary Termination of Service shall be based on actual performance under Section 1.1 hereof.  If the actual performance is not determinable, the number shall equal the Target Number of Performance RSUs multiplied by a fraction, where the numerator equals the number of months that have elapsed since the Date of Grant and the denominator equals 36.
5. Withholding. The Company shall collect federal, state and local income taxes and the employee portion of the FICA taxes (Social Security and Medicare) with respect to the Restricted Stock Units and any Dividend Equivalent Rights on such Restricted Stock Units paid to the Participant at the time the Restricted Stock Units vest.  Unless the Participant delivers a separate check payable to the Company in the amount of the taxes required to be withheld from the Participant, the Company shall withhold those taxes from the Participant's wages.  The Participant hereby authorizes the Company to satisfy the withholding obligations by one or a combination of the following:

(a) withholding from the Participant's wages or other cash compensation;
(b) withholding from proceeds of the sale of Shares issued in settlement of the vested Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization), to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions; or
(c) withholding in Shares to be issued in settlement of the vested Restricted Stock Units that number of whole Shares the fair market value of which (determined by reference to the closing price of the common stock on the principal exchange on which the common stock trades on the date the withholding obligation arises, or if such date is not a trading date, on the next preceding trading date) is equal to the aggregate withholding obligation as determined by the Company and/or the Employer with respect to such Award.
6. Code Section 409A. The Restricted Stock Unit Award and payments made pursuant to this Award Agreement and the Plan are intended to qualify for an exemption from Code Section 409A. Notwithstanding any other provision in this Award Agreement and the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Award Agreement and/or the Plan so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Restricted Stock Units shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Restricted Stock Units. Nothing in this Award Agreement or the Plan shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or payable or Award made under this Award Agreement, and neither the Company nor any of its affiliates shall under any circumstances have any liability to any Participant or his or her estate or any other party for any taxes, penalties or interest imposed under Code Section 409A for any amounts paid or payable under this Award Agreement.
7. Nature of Grant. In accepting the Restricted Stock Units, the Participant acknowledges that: (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time; (b) grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) the Participant's participation in the Plan is voluntary; (e) Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary, and that are outside the scope of the Participant's employment contract, if any; (f) Restricted Stock Units and the Shares subject to Restricted Stock Units are not intended to replace any pension rights or compensation; (g) unless provided for elsewhere,

Restricted Stock Units and the Shares subject to Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (h) the award of Restricted Stock Units and the Participant's participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary; (i) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (j) in consideration of the award of Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of employment with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and the Participant irrevocably releases the Company and/or the Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and (k) except as otherwise provided for in this Award Agreement or the Plan, in the event of involuntary termination of the Participant's employment (whether or not in breach of local labor laws), the Participant's right to receive Restricted Stock Units and vest under the Plan, if any, will terminate effective as of the date that the Participant's Service is terminated and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law), and the Company shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of this Award Agreement.
8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, or the Participant's acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant's participation in the Plan before taking any action related to the Plan.
9. Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the provisions of this Award Agreement.
10. Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Restricted Stock Units granted pursuant to this Award may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances.
11. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
12. No Rights as Shareholder. Except as provided in this Restricted Stock Award Agreement, the Participant will not have dividend, voting or any other rights as a shareholder of the Shares of common stock with respect to the Restricted Stock Units. Upon payment of the vested Restricted Stock Units in Shares of common stock, the Participant will obtain full dividend, voting and other rights as a shareholder of the Company.

13. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
14. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the Restricted Stock Units and on any Shares of common stock acquired under the Plan, to the extent that the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings (as provided in Section 6 above) that may be necessary to accomplish the foregoing.
By the Participant's signature and the Company's signature below, the Participant and the Company agree that this grant is governed by this Award Agreement and the Plan.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Unit Award set forth above.
TERRITORIAL BANCORP INC.
By:_______________________________
PARTICIPANT'S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Unit Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan.

___________________________________
Participant

SCHEDULE I
to
Restricted Stock Units Award Agreement
(Performance-Based)
PERFORMANCE GOAL
The Performance Goal shall be based on the Company's attainment over the Performance Period of the Performance Measures (defined below). Attainment of the Performance Goal at the levels in the following performance matrix will determine, in accordance with Section 1.1 of the Award Agreement to which this Schedule I is attached, the number of Performance RSUs in which the Participant is eligible to vest.
The Objective Performance Goals are [described].

RSU Award Payout Value Assigned to Performance Goal

—%

—%

—%

Performance Goal	Target	Threshold	Stretch